Exhibit 10.2

April 17, 2024

Re:	Amendment to May 2023 Securities Purchase Agreement and Promissory Notes

Dear Sir:

Reference is made to (i) the Securities Purchase Agreement dated as of May 5, 2023 and as further amended, superseded, replaced, or otherwise modified from time to time, the “Purchase Agreement”), between Digital Health Acquisition Corp., a Delaware corporation (the “Company”), and [Note Holder] (in such capacities, “you” or “[Note Holder]”), and (ii) a Promissory Note having a principal amount equal to $300,000 issued by the Company on May 5, 2023 and guaranteed by VSee Lab, Inc., a Delaware corporation (“VSee”) and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (the “Note”). Capitalized terms used but not defined herein shall have the meanings given to them in the Purchase Agreement, or if not defined therein, such capitalized terms shall refer to any item included in any of the definitions thereof set forth in the Note, in each case as of the date hereof,

This letter agreement (this “Letter Agreement”) confirms our recent discussions regarding certain modifications to the Purchase Agreement and the Note.

In consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and [Note Holder] hereby agree as follows1:

1.	This Letter Agreement shall be deemed to be included in the definition of “Transaction Documents” as such term is defined by the Purchase Agreement.

2.	The first recital of the Purchase Agreement is hereby amended and restated as follows:

WHEREAS, DHAC, VSee, and iDoc needs working capital and is seeking bridge financing in connection with consummation of a proposed business combination in accordance with the terms and conditions set forth in that certain Third Amended and Restated Business Combination Agreement dated November 21, 2023 (and as further amended from time to time), by and among the Company, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc.

3.	The definition of “Business Combination” in the Purchase Agreement and the Note is hereby amended and restated as follows:

“Business Combination” means the consummation of the proposed business combination in accordance with the terms and conditions set forth in that certain Third Amended and Restated Business Combination Agreement dated November 21, 2023 (and as further amended from time to time), by and among DHAC, DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc. (the “Business Combination Agreement”), as further described in DHAC’s Current Report on Form 8-Ks, which were filed with the Commission (defined below) on November 22, 2023, February 13, 2024 and April 17, 2024.

4.	The definition of “PIPE” in the Purchase Agreement and the Note and all the reference therewith are hereby removed in their entirety.

1 Bolded and italicized text are included for reference purposes only to indicate text being amended.

5.	Section 5.1 of the Purchase Agreement is hereby amended and restated as follows:

5.1            Termination and Survival. This Agreement may be terminated by [Note Holder], as to [Note Holder]’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the Company and the other Purchasers, if the Closing has not occurred on or before June 30, 2024. Termination of this Agreement will not affect the right of any party to sue for any breach by any other party (or parties) prior to such termination. The representations and warranties, covenants and other provisions hereof shall survive the Closing and the delivery of the Securities. Notwithstanding any termination of any Transaction Document, the reimbursement and indemnities to which [Note Holder] Parties are entitled under the provisions of any Transaction Document shall continue in full force and effect and shall protect [Note Holder] Parties against events arising after such termination as well as before.

6.	The Note issuable by the Company shall mature and due on June 30, 2024, as amended hereby and as of the date hereof. The header of the Note is hereby amended as “Promissory Note Due June 30, 2024.” The recital of the Note is hereby amended and restated as follows:

This Promissory Note is a duly authorized and validly issued Promissory Note of Digital Health Acquisition Corp., a Delaware corporation (together with its successors and permitted assigns, the “Company”), designated as its Promissory Note due June 30, 2024 (this “Note” ) issued and sold by the Company and guaranteed by VSee Lab, Inc.(“VSee”), and iDoc Virtual Telehealth Solutions, Inc. (“iDoc”) to [Note Holder] (together with its successors and registered assigns, “[Note Holder]” or the “Holder” or the “Purchaser”).

FOR VALUE RECEIVED, the Company promises to pay to the order of Holder, the principal amount of Three Hundred Thousand Dollars ($300,000) on June 30, 2024 (the “Maturity Date”) in full in cash as provided herein, or on such earlier date as this Note is required or permitted to be repaid as provided hereunder, in each case together with all accrued but unpaid interest thereon (including any Minimum Interest Amount remaining on such principal amount as of such date), and any other amounts owing under this Note in accordance with the provisions hereof. Amounts repaid may not be reborrowed.

7.	Section 2(b)(i) of the Note is hereby amended and restated as follows:

(i)            Upon the closing of the Business Combination under the Business Combination Agreement ~~and if the PIPE closes in connection therewith~~, the Company shall repay the Note in its entirety (inclusive of the payment of the Make Whole Amount and any other amount due hereunder) by the payment to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. If this Note has not otherwise been paid off in full in accordance with the preceding sentence or otherwise, so long as a majority of the original aggregate principal amount of the Notes remains outstanding on the date of any Subsequent Offering (as defined below), on the 10th day following the Company consummating any public or private offering of any Capital Stock or any other issuance of any Capital Stock or of any other Securities or any other financing, including any debt financing, or capital-raising transaction (each a “Subsequent Offering”) on any date other than the Maturity Date, in which the Company receives or is otherwise entitled to receive (except for the Company directing that such proceeds be paid to other Persons), the Company shall, subject to the Holder’s conversion rights set forth herein, pay to the Holder in immediately available Dollars an amount equal to the Mandatory Prepayment Amount. The Company shall provide notice to the Holder of the closing of such Subsequent Offering, including the expected gross proceeds thereof, not later than the 10th day preceding the date of consummation of such Subsequent Offering, which notice shall be irrevocable and constitute an agreement to pay the Mandatory Prepayment Amount on the date of consummation of such Subsequent Offering. This Section 2(b) is merely a requirement to redeem this Note and not an authorization to consummate any Subsequent Offering.

8.	Section 4(a)(iii) of the Note is hereby amended and restated as follows:

iii.            the Company cancels or otherwise terminates the Business Combination Agreement anytime or fails to consummate the Business Combination on or prior to June 30, 2024.

9.	Section 5(b) of the Note is hereby amended and restated as follows:

b) Subordination.            This Note is subordinated in right of payment to those certain promissory notes dated October 5, 2022, November 21, 2023 and January 25, 2024, each as amended if applicable, by and between each of the Company, VSee and iDoc, as applicable, on the one hand, and [INVESTOR], on the other hand pursuant to that certain Subordination Agreement dated as of May 5, 2023 by and among [Investor], the Holder, the Company, VSee and iDoc.

10.	Upon the execution and delivery by the Company and [Note Holder]. of this Letter Agreement, this Letter Agreement shall be effective as of April 17, 2024.

11.	All other provisions of the Purchase Agreement and the Note shall remain unaffected by the terms hereof.

12.	This Letter Agreement may be signed in any number of counterparts, each of which shall be an original and all of which shall be deemed to be one and the same instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument. A facsimile signature or electronic signature shall be deemed to be an original signature for purposes of this Letter Agreement.

13.	This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.

[Signature Page Follows]

Kindly confirm your agreement with the above by signing in the space indicated below and by returning by email a partially executed PDF copy of this letter to the undersigned, and which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

Digital Health Acquisition Corp.

By:	/s/ Scott Wolf
	Name:	Scott Wolf
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:

[Note Holder]

By:
Name:
Title:

[Signature Page to the Letter Agreement]

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